EXHIBIT 99.4

Dear Valued Depositor:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a plan of conversion, we intend to convert from the mutual holding company to the stock holding company form of organization. To accomplish the conversion, Blue Foundry Bancorp, a newly formed holding company for Blue Foundry Bank, is conducting an offering of shares of its common stock. Enclosed you will find a Prospectus, a Stock Order Form, a Proxy Statement, a Proxy Card, and a Questions and Answers Brochure describing the proxy vote, the stock offering and the plan of conversion.

To further our commitment to our local community, we intend to establish a new charitable foundation, The Blue Foundry Charitable Foundation, Inc., in connection with the conversion. We intend to contribute to our charitable foundation a total of 750,000 shares of our common stock and $1.5 million in cash. The purpose of our charitable foundation is to provide financial support to charitable organizations in the communities in which we operate and will operate in the future and to enable our communities to share in our long-term growth. Our charitable foundation will be dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. In addition to receiving all required regulatory approvals to undertake the conversion, we must receive the approval of our eligible depositors. NOT VOTING YOUR ENCLOSED PROXY CARD WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION AND “AGAINST” THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION. Note that you may receive more than one Proxy Card, depending on the ownership structure of your eligible accounts at Blue Foundry Bank. Please open all packages that you receive and vote all the Proxy Cards that were sent to you — none are duplicates! To cast your vote, please sign and date each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or Internet by following the instructions on the Proxy Card.

Our board of directors unanimously recommends that you join them in voting “FOR” both proposals.

Please note:

•	The proceeds resulting from the sale of stock will support our business strategy.
•

There will be no change to account numbers, interest rates or other terms of your accounts at Blue Foundry Bank. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits.

•	You will continue to enjoy the same services with the same board of directors, management and staff.
•	Voting does not obligate you to purchase shares of common stock in our offering.

THE STOCK OFFERING:

As a Blue Foundry Bank eligible depositor, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are offered for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and mail it, with full payment, in the Stock Order Reply Envelope provided. Alternatively, you may submit your original Stock Order Form by paying for overnight delivery to the address listed on the Stock Order Form. You may also hand-deliver stock order forms to Blue Foundry Bank’s office located at 217 Rock Road, Glen Rock, New Jersey, which is open between 9:00 a.m. and 5:00 p.m., Monday, Tuesday, Wednesday and Friday, 9:00 a.m. and 6:00 p.m. on Thursday and 9:00 a.m. and 1:00 p.m. on Saturday. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern Time, on June 15, 2021. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future as a Blue Foundry Bancorp stockholder. Thank you for your continued support as a Blue Foundry Bank customer.

Sincerely,

James D. Nesci

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a Stock Order Form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(844) 265-9680,

between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

M

Dear Friend:

I am pleased to tell you about an investment opportunity. Blue Foundry Bancorp, a newly formed holding company for Blue Foundry Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers. The offering is being conducted pursuant to a plan of conversion that provides for the conversion of Blue Foundry, MHC from the mutual holding company to the stock holding company form of organization. To further our commitment to our local community, we intend to establish a new charitable foundation, The Blue Foundry Charitable Foundation, Inc., in connection with the conversion. We intend to contribute to our charitable foundation a total of 750,000 shares of our common stock and $1.5 million in cash. The purpose of our charitable foundation is to provide financial support to charitable organizations in the communities in which we operate and will operate in the future and to enable our communities to share in our long-term growth. Our charitable foundation will be dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us.

Our records indicate that you were a depositor of Blue Foundry Bank at the close of business on December 31, 2019 or March 31, 2021, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are offered for sale to the general public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and mail it, with full payment, in the Stock Order Reply Envelope provided. Alternatively you may submit your original Stock Order Form by paying for overnight delivery to the address listed on the Stock Order Form. You may also hand-deliver stock order forms to Blue Foundry Bank’s office located at 217 Rock Road, Glen Rock, New Jersey, which is open between 9:00 a.m. and 5:00 p.m., Monday, Tuesday, Wednesday and Friday, 9:00 a.m. and 6:00 p.m. on Thursday and 9:00 a.m. and 1:00 p.m. on Saturday. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern Time, on June 15, 2021. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly at the number shown below for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Blue Foundry Bancorp stockholder.

Sincerely,

James D. Nesci

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a Stock Order Form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(844) 265-9680,

between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

F

Dear Sir/Madam:

Keefe, Bruyette & Woods, A Stifel Company has been retained by Blue Foundry Bancorp as its selling agent in connection with the offering of Blue Foundry Bancorp common stock.

At the request of Blue Foundry Bancorp, we are enclosing materials regarding the offering of shares of Blue Foundry Bancorp common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a Stock Order Form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

D

Dear Friend:

I am pleased to tell you about an investment opportunity. Blue Foundry Bancorp, a newly formed holding company for Blue Foundry Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers. The offering is being conducted pursuant to a plan of conversion that provides for the conversion of Blue Foundry, MHC from a mutual holding company to the stock holding company form of organization. To further our commitment to our local community, we intend to establish a new charitable foundation, The Blue Foundry Charitable Foundation, Inc., in connection with the conversion. We intend to contribute to our charitable foundation a total of 750,000 shares of our common stock and $1.5 million in cash. The purpose of our charitable foundation is to provide financial support to charitable organizations in the communities in which we operate and will operate in the future and to enable our communities to share in our long-term growth. Our charitable foundation will be dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us

Please read the enclosed materials carefully. If you are interested in purchasing shares of Blue Foundry Bancorp common stock, complete the enclosed Stock Order Form and mail it, with full payment, in the Stock Order Reply Envelope provided. Alternatively, you may submit your original Stock Order Form by paying for overnight delivery to the address listed on the Stock Order Form. You may also hand-deliver stock order forms to Blue Foundry Bank’s office located at 217 Rock Road, Glen Rock, New Jersey, which is open between 9:00 a.m. and 5:00 p.m., Monday, Tuesday, Wednesday and Friday, 9:00 a.m. and 6:00 p.m. on Thursday and 9:00 a.m. and 1:00 p.m. on Saturday. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern Time, on June 15, 2021. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly at the number shown below for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Blue Foundry Bancorp stockholder.

Sincerely,

James D. Nesci

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a Stock Order Form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(844) 265-9680,

between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

I

IMPORTANT NOTICE

IF YOU HAVE MORE THAN ONE ELIGIBLE VOTING ACCOUNT YOU MAY RECEIVE MULTIPLE PACKAGES. PLEASE OPEN EACH PACKAGE AND VOTE ALL THE PROXY CARDS THAT WERE SENT TO YOU.

THEY DO NOT DUPLICATE EACH OTHER!

THANK YOU!

Questions?

Call our Information Center, toll-free, at 1-(844) 265-9680

between 10:00 a.m. and 4:00 p.m., Eastern Time,

Monday through Friday, except bank holidays.

This flyer is neither an offer to sell nor an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a Stock Order Form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

PF

Questions and Answers

About Our Plan of Conversion

This brochure answers questions about our conversion and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

GENERAL — THE CONVERSION AND STOCK OFFERING

Our board of directors has determined that the conversion and stock offering are in the best interests of Blue Foundry Bank, our customers and the communities we serve.

Q.	WHAT ARE THE CONVERSION AND STOCK OFFERING?

A.

Under our plan of conversion, Blue Foundry, MHC will convert from the mutual holding company to the stock holding company form of organization. Concurrently with the conversion, Blue Foundry Bancorp, a newly formed holding company, will offer shares of its common stock for sale to our depositors and members of the public. Upon completion of the conversion, Blue Foundry, MHC and Blue Foundry Bancorp-NJ will cease to exist, and Blue Foundry Bank will be a wholly owned subsidiary of Blue Foundry Bancorp.

Q.	WHAT ARE THE REASONS FOR THE CONVERSION AND STOCK OFFERING?

A.

Our primary reasons for the conversion and the stock offering are to: raise capital to support internal growth through lending and deposit gathering in the communities we serve; enhance existing products and services, and support the development of new products and services to support growth and enhance customer service; attract and retain qualified directors, management and employees through equity ownership and stock-based compensation plans; raise capital to make necessary capital investments in facilities and technology to support our internal growth; increase philanthropic endeavors to the communities served by Blue Foundry Bank through the formation and funding of a charitable foundation; facilitate future mergers and acquisitions; and use the additional capital for other general corporate purposes.

Q.	IS BLUE FOUNDRY BANK CONSIDERED “WELL-CAPITALIZED” FOR REGULATORY PURPOSES?

A.	Yes. As of December 31, 2020, Blue Foundry Bank was considered “well-capitalized” for regulatory purposes.

Q.	WILL CUSTOMERS NOTICE ANY CHANGE IN BLUE FOUNDRY BANK’S DAY-TO-DAY ACTIVITIES AS A RESULT OF THE CONVERSION AND STOCK OFFERING?

A.

No. It will be business as usual. The conversion is an internal change to our corporate structure. There will be no change to our board of directors, management and staff as a result of the conversion and stock offering. Blue Foundry Bank will continue to operate as an independent bank.

Q.	WILL THE CONVERSION AND STOCK OFFERING AFFECT CUSTOMERS’ DEPOSIT ACCOUNTS OR LOANS?

A.

No. The conversion and stock offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits. Deposit accounts will not be converted to stock.

THE CHARITABLE FOUNDATION

Q.	WHAT IS THE BLUE FOUNDRY FOUNDATION AND WHY IS IT BEING FUNDED THROUGH THE CONVERSION?

A.

We intend to contribute to our charitable foundation a total of 750,000 shares of our common stock and $1.5 million in cash. The purpose of our charitable foundation is to provide financial support to charitable organizations in the communities in which we operate and will operate in the future and to enable our communities to share in our long-term growth. Our charitable foundation will be dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us.

Q.	WILL THE CHARITABLE FOUNDATION BE ESTABLISHED AND FUNDED IF THE CONVERSION AND OFFERING ARE NOT APPROVED AND COMPLETED?

A.

No. The charitable foundation will only be established and funded if both the plan of conversion and the charitable foundation are approved by our eligible depositors. However, if we receive all other approvals, we will be permitted to complete the conversion without the charitable foundation if the establishment and funding of the charitable foundation is not approved by our depositors.

THE PROXY VOTE

In addition to receiving all required regulatory approvals, the plan of conversion and the establishment and funding of the charitable foundation are both subject to approval by our eligible depositors.

Q.	WHY SHOULD I VOTE “FOR” THE PLAN OF CONVERSION AND “FOR” THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION?

A.

Your vote “FOR” both proposals is extremely important to us. Each eligible Blue Foundry Bank depositor as of May 5, 2021 should have received a package containing a Proxy Card attached to a Stock Order Form. These packages also include a Proxy Statement describing the plan of conversion and the charitable foundation, neither of which can be implemented without depositor approval. If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the Proxy Cards that were sent to you.

Voting does not obligate you to purchase shares of common stock during the offering.

Q.	WHAT HAPPENS IF I DON’T VOTE?

A.

Your vote is very important. Not voting all the Proxy Cards you receive will have the same effect as voting “AGAINST” both proposals. Without sufficient favorable votes, we cannot complete the conversion and stock offering.

Q.	HOW DO I VOTE?

A.	Mark your vote, sign and date each Proxy Card and return the card(s) in the enclosed Proxy Reply Envelope.

Alternatively, you may vote by telephone or Internet by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” BOTH PROPOSALS. Telephone and Internet voting are available 24 hours a day.

Q.	HOW MANY VOTES AM I ENTITLED TO CAST?

A.

Depositors at the close of business on May 5, 2021 are entitled to cast one vote for each $100 or fraction thereof on deposit. No depositor may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	WHY DID I RECEIVE MORE THAN ONE PROXY CARD?

A.

If you had more than one deposit account at the close of business on May 5, 2021, you may have received more than one Proxy Card, depending on the ownership structure of your account(s). Open all packages that you receive. Please promptly vote all the Proxy Cards sent to you – they do not duplicate each other.

Q.	MORE THAN ONE NAME APPEARS ON MY PROXY CARD. WHO MUST SIGN?

A.

The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the named beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Q.	HOW MANY SHARES ARE BEING OFFERED FOR SALE AND AT WHAT PRICE?

A.

Blue Foundry Bancorp is offering for sale between 17,850,000 and 24,150,000 shares of common stock (subject to increase to 27,772,500 shares) at $10.00 per share. No sales commission will be charged to purchasers during the offering.

Q.	WHO IS ELIGIBLE TO PURCHASE STOCK DURING THE STOCK OFFERING?

A.

Pursuant to our plan of conversion, non-transferable rights to subscribe for shares of Blue Foundry Bancorp common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1 — Depositors of Blue Foundry Bank with aggregate balances of at least $50 at the close of business on December 31, 2019;

Priority #2 — Our tax-qualified employee benefit plans;

Priority #3 — Depositors of Blue Foundry Bank with aggregate balances of at least $50 at the close of business on March 31, 2021; and

Priority #4 — Depositors of Blue Foundry Bank at the close of business on May 5, 2021.

Shares of common stock not purchased in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given first to natural persons and trusts of natural persons residing in Bergen, Morris, Passaic, Essex and Hudson Counties, New Jersey. Shares not sold in the Subscription and Community Offerings may be offered for sale through a Syndicated Community Offering or Firm Commitment Underwritten Offering to the general public.

Q.

I AM ELIGIBLE TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE SUBSCRIPTION OFFERING BUT AM NOT INTERESTED IN INVESTING. MAY I ALLOW SOMEONE ELSE TO USE MY STOCK ORDER FORM TO TAKE ADVANTAGE OF MY PRIORITY AS AN ELIGIBLE ACCOUNT HOLDER?

A.

No. Subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the stock offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible deposit account holders’ subscription rights in the stock offering.

Q.	HOW MAY I BUY SHARES DURING THE SUBSCRIPTION AND COMMUNITY OFFERINGS?

A.

Shares can be purchased by completing an original Stock Order Form and mailing it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your original Stock Order Form by paying for overnight delivery to the address listed on the Stock Order Form or by mail using the Stock Order Reply Envelope provided. You may also hand-deliver stock order forms to Blue Foundry Bank’s office located at 217 Rock Road, Glen Rock, New Jersey, which is open between 9:00 a.m. and 5:00 p.m., Monday, Tuesday, Wednesday and Friday, 9:00 a.m. and 6:00 p.m. on Thursday and 9:00 a.m. and 1:00 p.m. on Saturday. Hand delivered stock order forms will only be accepted at this location. Stock order forms may not be hand delivered to any other Blue Foundry Bank office. Please do not mail Stock Order Forms to any of Blue Foundry Bank’s offices.

Q.	WHAT IS THE DEADLINE FOR SUBMITTING STOCK ORDER FORMS?

A.

To purchase shares in the Subscription and Community Offerings, you must deliver a properly completed, signed original Stock Order Form, with full payment, so that it is received (not postmarked) before 2:00 p.m., Eastern Time, on June 15, 2021. Acceptable methods for delivery of Stock Order Forms are described above.

Q.	HOW MAY I PAY FOR THE SHARES?

A.	Payment for shares can be remitted in two ways:

(1)

By personal check, bank check or money order made payable directly to Blue Foundry Bancorp. These will be deposited upon receipt. We cannot accept wires or third party checks. Blue Foundry Bank line of credit checks may not be remitted for payment. Please do not mail cash!

(2)

By authorized withdrawal of funds from your Blue Foundry Bank deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the deposit account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at Blue Foundry Bank may not be listed for direct withdrawal. See information on retirement accounts below.

Q.	WILL I EARN INTEREST ON MY FUNDS?

A.

Yes. If you pay by personal check, bank check or money order, you will earn interest at 0.05% per annum from the date payment is processed until the stock offering is completed or terminated. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Blue Foundry Bank deposit account(s), your funds will continue to earn interest within the account at the contractual rate until the stock offering is completed. The interest will remain in your account(s) when the designated withdrawal is made, upon completion or termination of the conversion and stock offering.

Q.	ARE THERE LIMITS TO HOW MANY SHARES I CAN ORDER?

A.

Yes. The minimum order is 25 shares ($250). No individual may purchase more than 40,000 shares ($400,000) of common stock. Additionally, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 40,000 shares ($400,000) in all categories of the stock offering combined.

More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “The Conversion and Stock Offering — Additional Limitations on Common Stock Purchases.”

Q.	MAY I USE MY BLUE FOUNDRY BANK INDIVIDUAL RETIREMENT ACCOUNT (“IRA”) TO PURCHASE SHARES?

A.

Yes. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Blue Foundry Bank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the June 15, 2021 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	MAY I USE A LOAN FROM BLUE FOUNDRY BANK TO PAY FOR SHARES?

A.

No. By regulation, Blue Foundry Bank cannot extend a loan for the purchase of Blue Foundry Bancorp common stock during the stock offering. Similarly, you may not use existing Blue Foundry Bank line of credit checks to purchase stock during the offering.

Q.	MAY I CHANGE MY MIND ABOUT ORDERING STOCK AFTER I SUBMIT MY STOCK ORDER?

A.

No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent or unless the offering is terminated or is extended beyond                     , 2021 or the number of shares of common stock offered for sale is increased to more than 27,772,500 shares or decreased to less than 17,850,000 shares.

Q.	ARE DIRECTORS AND EXECUTIVE OFFICERS OF BLUE FOUNDRY BANK PLANNING TO PURCHASE STOCK?

A.

Yes! Directors and executive officers, together with their associates, are expected to subscribe for 402,500 shares of common stock in the stock offering, representing 2.3% of the shares to be sold at the minimum of the offering range.

Q.	WILL THE STOCK BE INSURED?

A.	No. Like any common stock, Blue Foundry Bancorp’s stock will not be insured.

Q.	WILL DIVIDENDS BE PAID ON THE STOCK?

A.

Blue Foundry Bancorp has not made a decision with respect to the amount, if any, and timing of any dividend payments following the completion of the conversion and stock offering. The amount of dividends to be paid will be subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. We cannot assure you that we will pay dividends in the future, or that, if dividends are paid, any such dividends will not be reduced or eliminated in the future.

Q.	WILL BLUE FOUNDRY BANCORP SHARES BE LISTED ON A STOCK EXCHANGE?

A.

Upon conclusion of the stock offering, we expect that Blue Foundry Bancorp’s shares will be listed for trading on the Nasdaq Global Select Market under the symbol “BLFY.” Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell Blue Foundry Bancorp shares in the future.

Q.	IF I PURCHASE SHARES DURING THE SUBSCRIPTION AND COMMUNITY OFFERINGS, WHEN WILL I RECEIVE MY SHARES?

A.

All shares of Blue Foundry Bancorp common stock sold in the Subscription and Community Offerings will be issued in book entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership.

WHERE TO GET MORE INFORMATION

Q.	HOW CAN I GET MORE INFORMATION?

A.

For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at 1-(844) 265-9680, between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center will be closed on bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a Stock Order Form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE THE ENCLOSED PROXY CARD

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package,

please vote the enclosed replacement Proxy Card.

You may vote by mail using the enclosed envelope or by following the telephone or Internet voting instructions on the Proxy Card.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING

“FOR” THE PLAN OF CONVERSION AND

AND “FOR” THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION.

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” BOTH PROPOSALS.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE

COMMON STOCK DURING THE STOCK OFFERING. THE CONVERSION WILL CHANGE OUR FORM OF CORPORATE

STRUCTURE, BUT WILL NOT RESULT IN CHANGES TO

BANK STAFF, MANAGEMENT, OR YOUR DEPOSIT

ACCOUNTS OR LOANS AT BLUE FOUNDRY BANK. DEPOSIT

ACCOUNTS WILL NOT BE CONVERTED TO COMMON STOCK. DEPOSIT ACCOUNTS WILL CONTINUE TO BE INSURED BY THE

FDIC, UP TO THE MAXIMUM LEGAL LIMITS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. They do not duplicate each other!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(844) 265-9680,

between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

PG1

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED

PROXY CARD!

Our records indicate that you have not voted the Proxy Card(s) we mailed to you.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE

VOTE THE ENCLOSED REPLACEMENT PROXY

CARD. YOUR VOTE WILL NOT BE COUNTED TWICE.

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN OF CONVERSION AND

“AGAINST” THE ESTABLISHMENT AND FUNDING OF

THE CHARITABLE FOUNDATION.

Your board of directors unanimously recommends that you vote “FOR” both proposals.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE

SHARES OF COMMON STOCK DURING THE STOCK OFFERING, NOR DOES IT AFFECT YOUR BLUE FOUNDRY BANK DEPOSIT

ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. They do not duplicate each other!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(844) 265-9680,

between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

PG2

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN OF CONVERSION AND

“AGAINST” THE ESTABLISHMENT AND FUNDING OF THE

CHARITABLE FOUNDATION.

In order to implement the plan of conversion, we

must obtain the approval of our voting depositors.

Please disregard this notice if you have already voted.

If you are unsure whether you voted,

vote the enclosed replacement Proxy Card.

Your vote will not be counted twice!

If you receive more than one of these reminder mailings, please vote each Proxy Card received. They do not duplicate each other!

Please note: Implementing the plan of conversion and establishing the charitable foundation will not affect your deposit accounts or loans at

Blue Foundry Bank. Deposit accounts will continue to be insured by the

FDIC, up to the maximum legal limits. Voting does not obligate you to purchase common stock during the offering.

THANK YOU VERY MUCH!

QUESTIONS?

Please call our Information Center toll-free at 1-(844) 265-9680,

between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

PG3

REVOCABLE PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

BLUE FOUNDRY, MHC

SPECIAL MEETING OF MEMBERS JUNE 25, 2021 AT 10 P.M., EASTERN TIME

The undersigned depositor of Blue Foundry Bank hereby appoints the full Board of Directors of Blue Foundry, MHC with full powers of substitution, as attorneys-in-fact and proxies for and in the name of the undersigned, to cast all votes to which the undersigned is entitled to cast at the Special Meeting of Depositors (the “Special Meeting”) to be held at the Renaissance Newark Airport Hotel located at 1000 Spring Street, Elizabeth, New Jersey, on June 25, 2021, at 1:00 p.m., Eastern Time, and at any and all adjournments thereof, as follows:

1.

The approval of a plan of conversion (the “Plan of Conversion”) whereby Blue Foundry, MHC will convert from the mutual holding company structure to the stock holding company structure and Blue Foundry Bank will become the wholly-owned subsidiary of a new stock holding company, Blue Foundry Bancorp, as described in more detail in the accompanying proxy statement (the “Conversion”);

2.

The establishment of Blue Foundry Charitable Foundation, Inc. and the contribution to it of 750,000 shares of common stock of Blue Foundry Bancorp and $1.5 million of cash in connection with the Conversion; and

such other business as may properly come before this Special Meeting or any adjournment thereof. Note: The Board of Directors is not aware of any other matter that may come before the Special Meeting of Depositors.

THIS PROXY, IF PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED IT WILL BE VOTED “FOR” PROPOSALS 1 AND 2. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, INCLUDING THE ADJOURNMENT OF THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE NAMED PROXIES IN THEIR BEST JUDGMENT. THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

(Continued on reverse side)

Fold and detach the above Proxy Card here

Your Board of Directors unanimously recommends that

you vote “FOR” the approval of both proposals.

Your “FOR” Vote is Very Important!

NOT VOTING IS EQUIVALENT TO

VOTING AGAINST THE PROPOSALS.

PLEASE VOTE ALL PROXY CARDS RECEIVED.

CONTROL NUMBER	PROXY CARD

	FOR	AGAINST
Please vote by marking one box for each proposal: 1. The approval of a plan of conversion, as described in more detail in the accompanying proxy statement.
2. The establishment of Blue Foundry Charitable Foundation, Inc. and the contribution to it of 750,000 shares of common stock of Blue Foundry Bancorp and $1.5 million of cash in connection with the Conversion.

Votes will be cast in accordance with the Proxy Card. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to Blue Foundry, MHC’s Secretary at said meeting of the depositor’s decision to terminate this Proxy, then the power of said attorney-in-fact and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt of a Notice of Special Meeting of Depositors and a Proxy Statement dated May     , 2021 before the execution of this Proxy.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE OR INSTEAD FOLLOW THE INSTRUCTIONS TO VOTE YOUR PROXY TODAY BY INTERNET OR TELEPHONE.

Signature: Date: , 2021
NOTE: Only one signature is required in the case of a joint account. Please sign exactly as your name appears on this proxy card. When signing as an attorney, executor, administrator or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer.

▲ Fold and detach the above Proxy Card here ▲

YOUR VOTE IS IMPORTANT!

NOT VOTING IS THE EQUIVALENT TO VOTING “AGAINST” BOTH PROPOSALS.

PLEASE VOTE ALL PROXY CARDS RECEIVED.

Internet and telephone voting are quick and simple ways to vote,

and are available through 11:59 P.M., Eastern Time, on              , 2021.

VOTE BY INTERNET (available 24 hours a day)	VOTE BY TELEPHONE (available 24 hours a day)	VOTE BY MAIL

myproxyvotecounts.com

Use the Internet to vote your proxy. Have the Proxy Card(s) in hand when you access the web site. You will need to enter online the 12 digit control number located in the shaded box above. Each Proxy Card has a unique control number.

1-(844) 254-8899

Have your Proxy Card(s) in hand when you access the phone voting line. You will be prompted to enter your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number.

Mark, sign and date your Proxy Card and return it in the enclosed postage paid Proxy Reply Envelope.

If you vote by telephone or Internet you do NOT need to return your Proxy Card by mail.